UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 4, 2006

DexCom, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51222	33-0857544
(Commission File Number)	(IRS Employer Identification No.)

5555 Oberlin Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 200-0200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Entry into Lease Agreement

On April 4, 2006, DexCom, Inc. (DexCom), entered into an Office Lease Agreement (the “Agreement”) with Kilroy Realty, L.P. for facilities in the building at 6340 Sequence Drive in San Diego, California (the “Building”).

Under the Agreement, DexCom has leased approximately 66,400 square feet of space in the Building, with the initial lease term lasting through April 30, 2014. The monthly rent payable by DexCom under the Agreement will be as follows:

Period	Monthly
5/1/06 – 8/31/06	$0.00
9/1/06 – 8/31/07	$51,814.35
9/1/07 – 10/31/07	$53,887.00
11/1/07 – 8/31/08	$93,225.50
9/1/08 – 8/31/09	$96,954.50
9/1/09 – 8/31/10	$100,832.75
9/1/10 – 8/31/11	$104,866.00
9/1/11 – 8/31/12	$109,060.75
9/1/12 – 8/31/13	$113,423.25
9/1/13 – 4/30/14	$117,960.00

In addition, under the Agreement, DexCom is obligated to pay a share of the real estate taxes and operating costs for the Building, and was required to provide a security deposit of $89,640.00 as well as $664,000.00 in the form of a letter of credit. The total obligation for rent under the life of the lease is $8,907,128.20, excluding real estate taxes and operating costs.

Provided DexCom is not in default under the Agreement and the Agreement is still in effect, DexCom generally has the right to extend the lease for an additional five years by giving notice to the landlord between fifteen months and twelve months prior to the end of the initial term of the lease.

Change to Board of Directors Compensation

On April 4, 2006, the Company’s Board of Directors approved an increase in compensation payable to non-employee members of the Board. The change in compensation is as follows: (1) the payment to non-employee directors for attendance of Board of Directors or committee meetings will increase to $1,750 per meeting from $1,500 per meeting; (2) the payment to non-employee directors for attendance of telephonic Board of Directors or committee meetings will increase to $1,250 per meeting from $1,000 per meeting; (3) the chairpersons of the Nominating and Governance Committee and the Compensation Committee shall each receive an annual retainer of $5,000, whereas in the past they did not receive a separate retainer.

In addition, the Board approved an increase in the annual option grant to non-employee directors. If approved by stockholders at the Company’s 2006 Annual Meeting, each non-employee director will annually receive an option for 20,000 shares of common stock instead of 10,000 shares.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Exhibits.

Exhibit Number	Description of Exhibit
99.01	Office Lease Agreement, dated April 4, 2006, between DexCom, Inc. and Kilroy Realty, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEXCOM, INC.

By:	/s/ Steven J. Kemper
Steven J. Kemper
Chief Financial Officer

Date: April 7, 2006

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
99.01	Office Lease Agreement, dated April 4, 2006, between DexCom, Inc. and Kilroy Realty, L.P.